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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                              --------------------

                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): November 19, 2002




                       TAKE-TWO INTERACTIVE SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)



               Delaware                 0-29230                51-0350842
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   (State or other jurisdiction       (Commission           (I.R.C. Employer
         of incorporation)            File Number)        Identification No.)



         622 Broadway, New York, New York                           10012
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    (Address of principal executive offices)                     (Zip code)

       Registrant's telephone number, including area code: (646) 536-2842




                                 Not Applicable
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           Former name or former address, if changed since last report
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Item 2.  Acquisition of Assets.

         Pursuant to a Stock Purchase Agreement dated November 19, 2002 by and among Take-Two Interactive Software, Inc., Angel Studios, Inc. and the stockholders of Angel Studios, the Company acquired all of the outstanding capital stock of Angel Studios for $28.5 million in cash and 235,679 shares of restricted common stock. In connection with the acquisition, Angel Studios entered into three-year employment agreements with Diego Angel and certain other employees.

         The amount of the consideration paid in this transaction was determined by arm's length negotiations. The consideration for the acquisition consisted of cash on hand and authorized but unissued shares of common stock.

         The description of the stock purchase agreement discussed above is qualified in its entirety by reference to such agreement, which is attached as an exhibit and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c) Exhibit No.    Description

             10.1 Stock Purchase Agreement dated November 19, 2002 by and among Take-Two Interactive Software, Inc., Angel Studios, Inc. and the stockholders of Angel Studios, Inc.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TAKE-TWO INTERACTIVE SOFTWARE, INC.

Date:   November 22, 2002           By:     /s/ Kelly Sumner
                                       -------------------------------
                                                Kelly Sumner
                                                Chief Executive Officer




    Exhibit No.  Description

    10.1 Stock Purchase Agreement dated November 19, 2002 by and among Take-Two Interactive Software, Inc, Angel Studios, Inc. and the stockholders of Angel Studios, Inc.